EXHIBIT 10.16

                                  SUB-SUBLEASE

         THIS SUB-SUBLEASE is made and entered into as of the 14th day of March, 2002, by and between PHILADELPHIA STOCK EXCHANGE, INC., a Delaware corporation with principal offices located at 1900 Market Street, Philadelphia, PA 19103 ("Sub-Sublessor") and UNIVERSAL TRADING TECHNOLOGIES CORPORATION, a Delaware corporation with principal offices located at 11 Penn Center, Suite 420, 1835 Market Street, Philadelphia, PA 19103 ("Sub-Subtenant").

                                    RECITALS

         This Sub-Sublease is made with reference to the following:

         A. WHEREAS, Sub-Sublessor is subleasing certain space (the "Main Premises") in an office building located at 1900 Market Street, Philadelphia, PA 19103 (the "Building") pursuant to:

         (1) That certain Lease Agreement dated August 7, 1992, between Institutional Property Assets ("Master Lessor"), as landlord, and Federal National Mortgage Association ("FNMA"), as tenant (as amended from time to time, the "Master Lease"), which is incorporated herein by reference, and;

         (2) That certain Sublease Agreement dated June 27, 2000, between FNMA and Sub-Sublessor, as subtenant, as amended by that certain First Amendment to Sublease dated as of March 14, 2002, between FNMA and Sub-Sublessor (as amended from time to time, the "Sublease"), which is incorporated herein by reference.

         B. WHEREAS, Sub-Subtenant desires to sub-sublease from Sub-Sublessor approximately one thousand six hundred seventy-five (1,675) square feet of rentable area in Suite 701 on the seventh floor of the Building (the "Sub-Subleased Premises"). The Sub-Subleased Premises is depicted as area A on the floor plan attached hereto as Exhibit A.

         C. AND WHEREAS, Sub-Sublessor is agreeable to sub-subleasing the Sub-Subleased Premises to the Sub-Subtenant upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the rent and other sums herein agreed to be paid to Sub-Sublessor and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

            1. Premises and Sub-Subtenants Proportionate Share.
               -----------------------------------------------

               (a) Sub-Sublessor hereby subleases the Sub-Subleased Premises to Sub-Subtenant for the rent and upon the terms and conditions set forth herein. Sub-Subtenant hereby rents the Sub-Subleased Premises from Sub-Sublessor in accordance with the terms and conditions set forth herein. This Sub-Sublease includes the right, together with Sub-Sublessor, to use the restrooms, elevator lobby, and common hallways located on the 7th floor within the Main Premises, or other common areas in the Building, subject to any rules and regulations promulgated by Master Lessor with respect to such use, but includes no other rights not specifically set forth herein. Sub-Sublessor and Sub- Subtenant agree that the rentable square footage of the Sub-Subleased Premises for all purposes under this Sub-Sublease shall be deemed to be one thousand six hundred seventy-five (1,675) square feet encompassing the area depicted as area A attached hereto as Exhibit A.

               (b) The Commencement Date (hereinafter defined) and Sub-Subtenant's obligations with respect to the Sub-Subleased Premises shall be postponed to the extent Sub-Subtenant is unable to occupy the Sub-Subleased Premises because Sub-Sublessor fails to deliver possession of the Sub-Subleased Premises for any reason, except to the extent that Sub-Subtenant, its contractors, agents or employees causes such failure. Any delay in the Commencement Date shall not subject Sub-Sublessor to liability for loss or damage resulting therefrom and Sub-Subtenant's sole recourse with respect thereto shall be the postponement of Sub-Subtenant's obligations with respect to the Sub-Subleased Premises.

            2. Term. The term of this Sub-Sublease (the "Term") shall be for a period of three (3) years, two (2) months and seventeen (17) days. The term shall commence on March 15, 2002 (the "Commencement Date") and shall expire on May 31, 2005.

            3. Rent.
               ----

               (a) Sub-Subtenant shall pay to the Sub-Sublessor as rent (the "Rent") for the Sub-Subleased Premises during the Term of the Sub-Sublease the amount of $72,312.50. The forgoing sum represents rent of $18.75 per rentable square foot per year for 1,200 square feet of the Sub-Subleased Premises during this time period. The monthly Rent payable during this time period shall be $1,875.00, which shall be pro rated for the partial month during which the Term commences. Sub-Sublessor acknowledges and agrees that no rent shall be due from Sub-Subtenant for 475 square feet of the Sub-Subleased Premises (the "eVWAP Space") so long as such space is used only to house the components of Sub-Subtenant's eVWAP system. If at any time during the Term any portion of the eVWAP Space is used for any other purpose, then Sub-Subtenant shall pay Rent for such portion at the rate of $18.75 per square foot per year for so long as such portion is not being used to house the components of Sub-Subtenant's eVWAP system. In such event, Sub-Subtenant shall provide written notice to Sub-Sublessor of the number of square feet located in the eVWAP Space being used for purposes other than to house the components of Sub-Subtenant's eVWAP system and the Rent payment shall be adjusted accordingly.

               (b) Rent shall be divided into twelve equal monthly installments and shall be payable by Sub-Subtenant in advance on the Commencement


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

Date and thereafter on the first day of the month of each calendar month of the Term. All rent and other sums payable by Sub-Subtenant hereunder shall be paid to Sub-Sublessor in lawful money of the United States, without any prior demand therefor and without any deduction, abatement or setoff whatsoever, at such place as Sub-Sublessor shall from time to time designate.

               (c) Sub-Subtenant covenants and agrees to pay Sub-Sublessor as additional rent (i) electric energy costs as more particularly described below, and (ii) Sub-Subtenant's Proportionate Share (as hereinafter defined) of the Expenses in excess of the Expense Stops (as both terms are defined in the Sublease). Sub-Subtenant acknowledges and agrees that such Expenses are based on Master Lessor's estimate and in the event Sub-Sublessor is required to make any payment to FNMA on account of any shortfall in such estimate (or is provided a refund or credit for any overpayment), then Sub-Subtenant shall promptly pay Sub-Subtenant's Proportionate Share of such shortfall (or shall be entitled to a refund or credit of Sub-Subtenant's Proportionate Share of such overpayment) . As used herein, "Sub-Subtenant's Proportionate Share" means 0.3675%. All such additional rent shall be included in the term "Rent" hereunder. Sub-Subtenant acknowledges and agrees that it shall be responsible for and pay to the Sub-Sublessor the electric energy costs attributable and provided to the Sub-Subleased Premises as recorded on Meter #67187929 and Meter #98050201J plus an additional $100 per month which represents a portion of the electric energy costs attributable to the Main Premises.

               (d) Sub-Sublessor shall forward to Sub-Subtenant all monthly utility bills for electric costs relating to the Sub-Subleased Premises and Sub-Subtenant shall pay such amounts to Sub-Sublessor within fifteen (15) days after receipt.

               (e) Notwithstanding anything to the contrary contained herein, Sub-Subtenant has a $30,000 credit against the payment of Rent and expenses, including energy costs (the "Rent Credit"). Sub-Sublessor shall apply the Rent Credit against the Rent and other expenses due hereunder from the Sub-Subtenant commencing on the Commencement Date and continuing thereafter until the Rent Credit has been exhausted. Sub-Sublessor shall use its best efforts to give no less than ten (10) days written notice to Sub-Subtenant of the date on which the Rent Credit will be exhausted, which notice shall also provide any amount that will be due from Sub-Subtenant on such date in the event that the remaining Rent Credit will not be sufficient to pay the entire Rent due on such date (the "Rent Credit Exhaustion Notice"). Sub-Subtenant shall pay any such amount on or before the date on which Rent is next due and shall thereafter make Rent payments in accordance with the terms of this Sub-Sublease. Sub-Sublessor's failure to provide the Rent Credit Exhaustion Notice shall not be deemed a waiver of any of Sub-Sublessor's rights hereunder nor shall such failure excuse Sub-Subtenant from its obligation to pay the Rent due hereunder in accordance with the terms hereof.

            4. Intentionally Omitted



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

            5. Use.
               ---

               (a) Sub-Subtenant shall use and occupy the Sub-Subleased Premises solely as a computer room subject to all applicable zoning, building, health and other similar regulations and shall not use the Sub-Subleased Premises for any other purpose without the prior written consent of Sub-Sublessor. Sub-Subtenant shall not use or occupy the Sub-Subleased Premises in a manner which will violate any applicable laws, orders or regulations or any federal, state, county or municipal governments or authorities or any order or direction of any act or thing upon the Subleased Premises which will invalidate or be in conflict with any of Master Lessor's fire insurance policies covering the Building or which would violate any regulation, requirement or directive of the Board of Fire Underwriters, or any similar body, nor shall it do any act or thing upon the Sub-Subleased Premises or in the Building which would or might subject Master Lessor to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on by Sub-Subtenant in the Sub-Subleased Premises or for any other reason. If by reason of Sub-Subtenant's failure to comply with the provisions of this paragraph, the fire insurance rate for Master Lessor's policies at the beginning of the Term of this Sublease or any time thereafter is higher than it otherwise would be, then Sub-Subtenant shall reimburse Sub-Sublessor as additional rent hereunder, for that part of all such fire insurance premiums thereafter required to be paid by Sub-Sublessor to Master Lessor under the Master Lease on account of such failure to comply.

               (b) Sub-Subtenant shall not use the Sub-Subleased Premises, or permit the Sub-Subleased Premises to be used, in any manner that is impermissible under the Master Lease, that constitutes a public or private nuisance or that interferes with the lawful use of the Building by Master Lessor, Sub-Sublessor or any other tenant of the Building. Subtenant shall observe and comply with Master Lessor's Rules and Regulations attached to the Master Lease and such other rules and regulations as may be established by Master Lessor pursuant to the Master Lease.

            6. Improvements.
               ------------

               (a) Sub-Subtenant agrees to accept the Sub-Subleased Premises in its current "as is" condition, Sub-Sublessor having no obligation to make any improvements to the Subleased Premises of any kind whatsoever. Sub-Subtenant shall, at its own cost and expense, (i) separate its computer room cables, and
(ii) provide to Sub-Sublessor an existing dedicated communications rack as agreed by the parties in the Sub-Subleased Premises for Sub-Sublessor's data and voice requirements. Occupancy of the Sub-Subleased Premises by Sub-Subtenant shall constitute acceptance and approval by Sub-Subtenant of the condition of the Sub-Subleased Premises.

               (b) Sub-Subtenant shall not make or install any additions, renovations, alterations, improvements or changes in or to the Sub-Subleased Premises, including the walls, floors, ceilings and fixtures located therein (collectively, "Improvements"), without first obtaining the prior written approval of Sub-Sublessor, which approval shall not unreasonably be withheld but which may be conditioned upon the satisfaction of any reasonable conditions or restrictions that Sub-Sublessor deems appropriate, including without limitation, obtaining the prior approval of Master Lessor


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

and/or FNMA, if, to the extent and in the manner required pursuant to the Master Lease and/or the Sublease. All Improvements made to the Sub-Subleased Premises shall remain upon and be surrendered with the Sub-Subleased Premises at the end of the Term in good order and repair except for ordinary wear and tear and repairs made necessary by fire or other casualty. Any work done by or for Sub-Subtenant with respect to the Sub-Subleased Premises shall be at Sub-Subtenant's sole cost and expense.

            7. Repairs and Maintenance. Throughout the Term, Sub-Subtenant shall, at its sole cost and expense, keep and maintain the Sub-Subleased Premises, every part thereof and all property located therein in neat and orderly condition and shall promptly make all repairs thereto which are made necessary as a result of any misuse or neglect by Sub-Subtenant, its agents, employees, contractors, workmen, or invitees, excepting any repairs made necessary by fire or other casualty and ordinary wear and tear. Sub-Sublessor shall have the right to make any repairs to the Subleased Premises which Sub-Subtenant does not make within ten (10) days after receipt of written notice from Master Lessor or Sub-Sublessor of the need for such repairs (except in the event of emergencies, in which event Sub-Sublessor shall have the right to make such repairs without prior notice), and Sub-Subtenant shall within five (5) days reimburse Sub-Sublessor for all actual costs and expenses incurred in connection with such repairs. Upon the expiration or termination of this Sub-Sublease, Sub-Subtenant shall surrender the Sub-Subleased Premises broom clean, free of Sub-Subtenant's personal property and in good order and repair except for ordinary wear and tear and damage caused by fire or other casualty.

            8. Insurance. Throughout the Term, Sub-Subtenant shall obtain and maintain, with a company or companies licensed to do business in the Commonwealth of Pennsylvania and approved by Sub-Sublessor, a broad form comprehensive general liability insurance policy against bodily and personal injury or death and property damage in or upon the Sub-Subleased Premises or the Building with minimum coverage amounts as reasonably required by Sub-Sublessor from time to time. On or before the Commencement Date, Sub-Subtenant shall obtain such insurance with a comprehensive single limit of not less than Three Million Dollars ($3,000,000). In addition, Sub-Subtenant shall obtain and maintain fire and extended coverage insurance with a company or companies approved by Sub-Sublessor covering Sub-Sublessor's Personalty (hereinafter defined) all of Sub-Subtenant's personal property and all improvements in the Sub-Subleased Premises at full replacement value. Each policy required to be maintained by Sub-Subtenant hereunder shall name Master Lessor, FNMA and Sub-Sublessor as additional insureds thereunder and shall contain an endorsement prohibiting cancellation or a material change in coverage as it pertains to the Sub-Subleased Premises without first giving Sub-Sublessor at least thirty (30) days' prior written notice. Certificates evidencing such insurance shall be delivered to Sub-Sublessor on or before the Commencement Date and thereafter at least forty-five (45) days prior to such policy expiration date.

            9. Waiver and Indemnification. Sub-Subtenant hereby waives all rights of recovery against Master Lessor, FNMA, Sub-Sublessor and their officers, agents and employees for any loss or damage to any property of or injury to Sub-Subtenant or its


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

officers, employees, agents, guests, or invitees which occurs in or arises out of the use, condition or occupancy of the Sub-Subleased Premises or any other part of the Building or which results from the action or inaction of Master Lessor, FNMA, Sub-Sublessor or their agents or employees, except to the extent such loss, damage or injury is the result of the negligence or willful misconduct of Master Lessor, FNMA, Sub-Sublessor or any of their respective officers, employees or agents. In addition, Sub-Subtenant hereby waives all rights of recovery against Sub-Sublessor and its officers and employees to the extent of any insurance either maintained or required to be maintained by Sub-Subtenant pursuant to this Sub-Sublease, whichever is greater. Furthermore, Sub-Subtenant agrees to indemnify and hold Sublessor and its officers harmless from and against any and all losses, damages, liabilities, actions, claims, costs and expenses, including court costs and reasonable attorneys' fees, arising out of or relating to: (i) Sub-Subtenant's use or occupancy of the Sub-Subleased Premises, or use of any other portion of the Building; (ii) any act or omission by Sub-Subtenant or any of its officers, employees, agents, guests or invitees; (iii) the making or installation of Improvements in or to the Sub-Subleased Premises by or at the direction of Sub-Subtenant; or (iv) any failure by Sub-Subtenant to observe or perform any of the covenants or obligations required of Sub-Subtenant under this Sublease, including, without limitation, Sub-Subtenant's obligations to comply with the requirements of the Master Lease and the Sublease as set forth in Paragraph 12 hereof unless such failure to comply is the result of the willful or grossly negligent actions of Sub-Sublessor or Sub-Sublessor's officers, agents, employees, contractors, guests or invitees. Sub-Subtenant's obligations under this Paragraph 9 shall survive the expiration or termination of this Sub-Sublease.

            10. Building Services. Master Lessor has agreed to furnish certain utilities and services to FNMA, as set forth in Section 14 of the Master Lease, which in turn shall be provided by FNMA to Sub-Sublessor by the Sublease, and by the Sub-Sublessor to the Sub-Subtenant under this Sub-Sublease. Sub-Sublessor agrees that, to the extent any utilities and services are furnished to the Sub-Subleased Premises, Sub-Subtenant shall be entitled to the use and benefit of such utilities and services without any additional charge to Sub-Subtenant, except as set forth in Section 3(c) hereof; however, Sub-Sublessor shall not have any liability or responsibility to Sub-Subtenant for the quality or quantity of such utilities and services, for any interruption, failure or disruption in the provision of such utilities and services or for any other action or omission of Master Lessor or FNMA unless such interruption, failure or disruption of utilities is the result of the willful or grossly negligent actions of Sub-Sublessor or Sub-Sublessor's officers, agents, employees, contractors, guests or invitees. In the event that Master Lessor fails-to furnish such utilities and services to the Sub-Subleased Premises in accordance with the Master Lease, Sub-Sublessor agrees that it will use its reasonable efforts through FNMA to cause the Master Lessor to do so.

            11. Sale of Personal Property. Concurrent with the execution of this Sub-Sublease, Sub-Subtenant, in consideration of $20,000 and the Rent Credit, shall sell, convey, assign and transfer to Sub-Sublessor, all of those items of personal property, including but not limited to office furniture, cubicles, chairs, desks, conference room furniture and kitchen furniture, listed on Exhibit B attached hereto (the "Personal Property"). Sub-Subtenant shall execute and deliver a bill of sale conveying the Personal


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

Property to Sub-Sublessor in the form attached hereto as Exhibit C. Sub-Subtenant represents and warrants that it has good and marketable title to the Personal Property, free of any liens or claims of third parties, and Sub-Subtenant has the authority to sell the Personal Property to Sub-Sublessor.

            12. Master Lease and Sublease.
                -------------------------

               (a) This Sub-Sublease is conditioned upon (i) the consent of FNMA and shall not be effective until such consent is obtained as evidenced by the execution by FNMA of the consent attached hereto, and (ii) the receipt by Sub-Sublessor and Sub-Subtenant of a copy of the letter from Master Lessor to FNMA consenting to the Sublease and shall not be effective until Sub-Sublessor's and Sub-Subtenant's receipt of same.

               (b) Sub-Subtenant acknowledges that the rights it is hereby acquiring in and to the Sub-Subleased Premises are derived from the Master Lease and the Sublease and that the rights, terms and conditions of this Sub-Sublease are in all respects subordinate to the Master Lease and the Sublease. Sub-Subtenant agrees to be bound by the terms of the Master Lease and the Sublease, and to perform with respect to the Sub-Subleased Premises each and every obligation of Sub-Sublessor pursuant to the Master Lease and the Sublease, (other than the obligation to pay Rent which shall be determined solely by reference to this Sub-Sublease) as if each such term, condition, covenant and obligation were set forth in full in this Sub-Sublease. In the event of any conflict between the Master Lease, Sublease and this Sub-Sublease, the terms of this Sub-Sublease shall govern the relationship between Sub-Sublessor and Sub-Subtenant. Notwithstanding anything to the contrary herein, it is further agreed that, (i) in the event the Master Lease terminates for any reason, this Sub-Sublease and all rights of Sub-Subtenant in and to the Sub-Subleased Premises shall automatically terminate on the date the Master Lease terminates, and Sub-Sublessor shall not have any liability to Sub-Subtenant whatsoever as a result of such termination, and (ii) in the event the Sublease terminates for any reason (but the Master Lease stays in effect), this Sub-Sublease and all rights of Sub-Subtenant in and to the Sub-Subleased Premises shall be governed by Section 11 of the Sublease, and Sub-Sublessor shall not have any liability to Sub-Subtenant whatsoever as a result of any termination or assignment of this Sub-Sublease.

               (c) Notwithstanding anything to the contrary herein or in the Master Lease or Sublease, Sub-Sublessor shall have no obligation to perform any of the terms, covenants and conditions contained in the Master Lease to be performed by the Master Lessor or in the Sublease to be performed by FNMA. Without limiting the foregoing, Sub-Sublessor shall have no obligation to provide any or all of the services, utilities, insurance, work, alterations, repairs or maintenance to be provided by the Master Lessor under the Master Lease, and Sub-Sublessor shall in no way be liable to Sub-Subtenant for any failure of the Master Lessor to provide such services, utilities, insurance, work, alterations, repairs or maintenance unless such failure is the result of the willful or grossly negligent actions of Sub-Sublessor or Sub-Sublessor's officers, agents, employees, contractors, guests or invitees.



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

               (d) Sub-Sublessor shall provide a copy of any notice of default received by Sub-Sublessor from FNMA under the Sublease within two (2) business days of Sub-Sublessor's receipt of any such notice.

            13. Successors and Assigns. Subject to the restrictions on assignment and subletting by Sub-Subtenant, this Sub-Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their successors, assigns and legal representatives.

            14. Default.
                -------

               (a) The following events shall each constitute a default by Sub-Subtenant hereunder:

                  (i) Sub-Subtenant's failure to pay, when due, any Rent or other payment required to be paid by Sub-Subtenant hereunder, including electric utility costs set forth in Paragraph 3 herein.

                  (ii) Sub-Subtenant's failure to observe or perform any covenant, obligation or condition required to be observed or performed by Sub-Subtenant hereunder, which is not also a violation of any term, condition, covenant or obligation of Sub-Sublessor under the Master Lease or the Sublease, if such failure continues for fifteen (15) days after receipt of written notice thereof from Sub-Sublessor to Sub-Subtenant unless such default cannot be cured within such fifteen (15) day period, in which case Sub-Subtenant shall be entitled to a reasonable time to cure such default provided that Sub-Subtenant promptly commences to cure such default within such fifteen (15) day period and proceeds diligently thereafter to complete such cure;

                  (iii) Sub-Subtenant's failure to observe or perform any covenant, obligation or condition required to be observed or performed by Sub-Subtenant hereunder, which is also a violation of any term, condition, covenant or obligation of Sub-Sublessor under the Master Lease or the Sublease, if such failure continues for five (5) days after receipt of written notice thereof from Sub-Sublessor to Sub-Subtenant (provided, however, that Sub-Sublessor may at any time elect to cure such failure); or

                  (iv) if Sub-Subtenant, or any subsidiary, parent or affiliate of Sub-Subtenant makes an assignment for the benefit of creditors, or if a receiver shall be appointed for any such parties, or if any of such parties is the subject of a bankruptcy, reorganization or insolvency proceeding (voluntarily or involuntarily) and, in the case of an involuntary proceeding under the Federal Bankruptcy Code, if such proceeding shall not be dismissed within thirty (30) days after the commencement thereof.

               (b) In the event of any default by Sub-Subtenant and in the event of a failure by Sub-Subtenant under Paragraph 14 (a)(iii)), Sub-Sublessor shall have all of the rights and remedies set forth in Sections 21 and 22 of the Master Lease with respect to a default by "Tenant" thereunder, in addition to all other rights and remedies available to Sub-Sublessor at law and in equity. In the event that Sub-Subtenant fails to observe or perform any covenant, obligation or condition required to be observed


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

or performed by Sub-Subtenant, subject to any applicable grace period (except that Sub-Sublessor may elect to take action prior to the grace period applicable to a failure under Paragraph 14 (a)(iii)), Sub-Sublessor may cure such failure and by written notice to Sub-Subtenant, charge to Sub-Subtenant all actual costs and expenses (including but not limited to, reasonable attorneys' fees) incurred in curing such failure of Sub-Subtenant as additional rent hereunder. Such additional rent, if not paid on the date specified in Sublessor's notice to Subtenant, shall be subject to the late charge, and with such late charge shall bear interest until paid, as provided in Paragraph 14(c) hereof. Sub-Sublessor and Sub-Subtenant agree that Sub-Sublessor shall have the right to injunctive or other equitable relief in the event of a breach or threatened breach by Sub-Subtenant of any of the agreements, conditions, covenants or terms hereof, including but not limited to, Paragraph 12 hereof. All rights and remedies of Sub-Sublessor shall be cumulative, and the exercise of any one or more of such rights or remedies shall not impair Sub-Sublessor's right to exercise any other right or remedy, either concurrently or at any later time.

               (c) If Sub-Subtenant fails to make any payment hereunder on or before the date such payment is due and payable (without regard to any grace periods specified herein), Sub-Subtenant shall pay to Sub-Sublessor, as additional rent hereunder, a late charge equal to five percent (5%) of the amount of such late payment. In addition, such payment shall bear interest at an interest rate equal to two (2) whole percentage points above the prime rate published from time to time in the Money Rates Section of the Wall Street Journal from the date such payment or late charge, respectively, became due through the date of payment thereof by Sub-Subtenant; provided, however, that nothing contained herein shall be construed as permitting Sub-Sublessor to charge or receive interest in excess of the maximum rate then allowed by law.

               (d) UPON THE OCCURRENCE OF ANY DEFAULT, SUB-SUBTENANT HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR SUB-SUBTENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR RENT, ADDITIONAL RENT, OR OTHER CHANGES OR EXPENSES AGREED TO BE PAID BY SUB-SUBTENANT HEREUNDER AND TO SIGN FOR SUB-SUBTENANT AN AGREEMENT FOR ENTERING INTO ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF RENT, ADDITIONAL RENT OR OTHER CHARGES OR EXPENSES AND, IN SAID SUITS OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST SUB-SUBTENANT FOR ALL OR ANY PART OF SUCH RENT, ADDITIONAL RENT, INCLUDING, AT SUB-SUBLESSOR'S OPTION, THE RENT FOR THE LESSER OF ONE YEAR OR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS SUB-SUBLEASE, AND ANY OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS


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RENT OR AGREED TO BE PAID BY SUB-SUBTENANT DURING SUCH PERIOD, AND FOR INTEREST
AND COSTS TOGETHER WITH AN ATTORNEY'S COMMISSION OF FIVE PERCENT (5%) THEREOF. SAID AUTHORITY SHALL NOT BE EXHAUSTED BY ANY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AND AS OFTEN AS ANY OF SAID RENT, ADDITIONAL RENT OR OTHER CHARGES RESERVED AS RENT SHALL FALL DUE OR BE IN ARREARS AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE ORIGINAL TERM. IN ANY AMICABLE ACTION FOR RENT OR CHARGES HEREUNDER, SUB-SUBLESSOR SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS SUB-SUBLEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

               (e) IF SUB-SUBLESSOR SHALL EXERCISE ITS RIGHT TO TERMINATE THIS SUB-SUBLEASE DUE TO A DEFAULT BY SUB-SUBTENANT, AND ALSO WHEN AND AS SOON AS THE TERM SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR THE SUB-SUBTENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION AND JUDGMENT IN EJECTION AGAINST SUB-SUBTENANT AND ALL PERSONS OR ENTITIES CLAIMING UNDER SUB-SUBTENANT FOR THE RECOVERY BY SUB-SUBLESSOR OF POSSESSION OF THE SUB-SUBLEASED PREMISES, FOR WHICH THIS SUB-SUBLEASE SHALL BE SUFFICIENT WARRANT; WHEREUPON, IF SUB-SUBLESSOR SO DESIRES, A WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT, IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE SUB-SUBLEASED PREMISES SHALL REMAIN IN OR BE RESTORED TO SUB-SUBTENANT, SUB-SUBLESSOR SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR UPON THE TERMINATION OR EXPIRATION OF THIS SUB-SUBLEASE, TO BRING ONE (1) OR MORE ACTION OR ACTIONS TO RECOVER POSSESSION OF THE SUB-SUBLEASED PREMISES. IN ANY AMICABLE ACTION OF EJECTMENT, SUB-SUBLESSOR SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, AND, IF A TRUE COPY OF THIS SUB-SUBLEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

               (f) Sub-Subtenant releases to Sub-Sublessor, and to any and all attorneys who may appear for Sub-Subtenant, all errors in any proceedings taken by Sub-Sublessor, whether by virtue of the powers of attorney contained in this Sub-Sublease or not, and all liability therefor. Sub-Subtenant expressly waives the benefits of all laws, now or thereafter in force, exempting any property within the Sub-Subleased Premises or elsewhere from distraint, levy or sale. Sub-Subtenant further waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees except as otherwise provided herein that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

               (g) In the event the Sub-Sublessor institutes legal action to enforce its remedies and obtains a final judgment under this Paragraph 14, Sub-Subtenant shall be required to pay as additional rent, all costs of such action together with all reasonable attorney fees.

            15. Access. In addition to Master Lessor's rights of access pursuant to the Master Lease, at all times during the Term, FNMA and its officers, employees and representatives and Sub-Sublessor and its officers, employees and representatives shall have the right, upon reasonable notice and only if accompanied by a representative of Sub-Subtenant, to enter the Sub-Subleased Premises for the purposes of inspecting or making repairs, alterations or additions to the Sub-Subleased Premises, including the communications rack dedicated to Sub-Sublessor described in Section 6(a)(ii) hereof.

            16. Fire and Casualty.
                -----------------

               (a) Sub-Subtenant shall promptly notify Sub-Sublessor if the Sub-Subleased Premises are damaged by fire or other casualty.

               (b) If the Master Lease is terminated by Sub-Sublessor, Sublessor or Master Lessor pursuant to Section 22 of the Master Lease as a result of a fire or other casualty, this Sub-Sublease shall terminate as of the date that the Master Lease terminates.

               (c) If the Master Lease is not terminated by Sub-Sublessor, Sublessor or Master Lessor as a result of fire or casualty, the rights of Sub-Sublessor shall be determined in accordance with this Subparagraph 16(c) and Subparagraphs 16(d) and 16(e). If the Sub-Subleased Premises are damaged by fire or other casualty not occurring through the negligence or willful misconduct of Sub-Subtenant, Sub-Sublessor shall through FNMA seek to have such damage repaired by Master Lessor in accordance with the Master Lease. If the Master Lessor fails to repair such damage (unless such damage occurs through the negligence or willful misconduct of Sub-Subtenant in which event subparagraph 16(e) shall govern) within a reasonable time after receiving notice of the damage and in any event, not later than such length of time as would be required with the exercise of due diligence and dispatch, Sub-Subtenant, as its exclusive remedy for such failure shall have the right to terminate this Sub-Sublease after thirty days notice to Sub-Sublessor.

               (d) If the Sub-Subleased Premises are so damaged by fire or other casualty that they cannot reasonably be used by Sub-Subtenant or if damage occurs to other parts of the Building which renders the Sub-Subleased Premises not reasonably usable by Sub-Subtenant for Sub-Subtenant's business purposes, and if as a result of such damage the Master Lease or Sublease is terminated and/or Sub-Sublessor's obligation to pay rent under the Sublease is abated with respect to all or a portion of the Sub-Subleased Premises, this Sub-Sublease shall be terminated and/or Sub-Subtenant's obligation to pay rent under the Sub-Sublease shall likewise be abated with respect to the corresponding portion of the Sub-Subleased Premises until such time as Sub-Sublessor's obligation to pay rent is reinstated under the Sublease.

               (e) In the event of any damage to or destruction of the Sub-Subleased Premises which is caused by the negligence or willful misconduct of Sub-Subtenant or any of its officers, employees, guests or invitees, whether or not the Sub-Subleased Premises are thereby rendered untenantable, this Sub-Sublease shall continue in full force and effect, Rent and other sums payable hereunder shall not be abated or reduced and Sub-Subtenant shall be liable for all costs and expenses of repairing such damage or destruction and restoring the Sub-Subleased Premises to their condition on the Commencement Date, reasonable wear and tear excepted.

            17. Condemnation.
                ------------

               (a) If the Master Lease is terminated by Sub-Sublessor, Subleasor or Master Lessor pursuant to Section 23 of the Master Lease as a result of a taking or condemnation under the power of eminent domain, this Sublease shall terminate as of the date that the Master Lease terminates.

               (b) If the Master Lease is not terminated by Master Lessor, Sublessor or Sub-Sublessor pursuant to Section 23 and a taking or condemnation under the power of eminent domain has occurred, Subtenant's rights shall be determined in accordance with this Subparagraph 17 (b) and Subparagraph 17(c). If the whole or any substantial part of the Subleased Premises shall be taken or condemned under the power of eminent domain, then this Sublease shall terminate as of the date possession thereof is taken by the condemning authority and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Subleased Premises is taken or condemned under the power of eminent domain, then this Sublease shall continue in full force and effect as to the portion of the Subleased Premises not so taken or condemned, except that, as of the date possession thereof is taken by the condemning authority, Subtenant shall not be required to pay Rent with respect to the portion of the Subleased Premises taken or condemned. For purposes of this Paragraph 17, a substantial part of the Subleased Premises shall be considered to have been taken if such taking has the effect of preventing Subtenant from efficiently utilizing the remaining portion of the Subleased Premises for the conduct of its business.

               (c) All awards, damages and other compensation paid by the condemning authority on account of any taking or condemnation shall belong to Sub-Sublessor, and Sub-Subtenant hereby assigns to Sub-Sublessor all rights to such awards, damages and compensation; provided, however, that nothing herein shall preclude Sub-Subtenant from claiming or receiving payment for business dislocation damages, unamortized Sub-Subtenant improvements actually paid for by Sub-Subtenant, damages to Sub-Subtenant's trade fixtures and moving expenses ("Sub-Subtenant Damages") so long as the amount of same specifically relates to Sub-Subtenant and the Sub-Subleased Premises and the amount of same is not subtracted from the award, other than Sub-Subtenant Damages, which Sublessor or Master Lessor is entitled to receive. Sub-

Subtenant agrees not to make any claim against Master Lessor, FNMA or the condemning authority for any portion of such award or compensation attributable to damages to property, the value of the unexpired Term, the loss of profits or goodwill, leasehold improvements or severance damages.

            18. Holding Over. Sub-Sublessor hereby advises Sub-Subtenant of, and Sub-Subtenant acknowledges, the importance to Sub-Sublessor of regaining possession of the Sub-Sub Subleased Premises promptly at the expiration of this Sub-Sublease. Therefore, in the event Sub-Subtenant shall fail to vacate the Sub-Subleased Premises at the expiration or earlier termination of this Sub-Sublease without having obtained Sub-Sublessor's prior written approval, then Sub-Sublessor, at its option, (and without any way limiting or abridging Sub-Sublessor's other remedies hereunder) shall have the right to re-enter forthwith and take possession of the Sub-Subleased Premised without process or to institute proceedings for the eviction or removal of Sub-Subtenant and the recovery of possession of the Sub-Subleased Premises. In addition, at Sub-Sublessor's option, Sub-Subtenant's holding over shall be construed as a tenancy at sufferance subject to all the terms, conditions and obligations set forth in this Sub-Sublease, except that Rent payable by Sub-Subtenant shall equal twice the Rent that would have been payable with respect to such hold-over period under this Sub-Sublease during the Term, together with all other damages incurred by Sub-Sublessor as a result of Sub-Subtenant's holding over.

            19. Broker's Commission. Sub-Sublessor represents and warrants that it has employed no broker, and Sub-Subtenant represents that it has employed no broker, in connection with this Sub-Sublease. However, Sublessor and Subtenant each agree to indemnify and hold harmless the other party from any claims, damages and expenses, including reasonable attorneys' fees, incurred by the other party as a result of any alleged breach by such party of its representation and warranty set forth in this Paragraph 19.

            20. Security Deposit. Simultaneously with the execution of this Sub-Sublease, Sub-Subtenant shall deposit with the Sub-Sublessor a security deposit in the amount of $1,000.00. Such security deposit shall be security for the performance by Sub-Subtenant of all of Sub-Subtenant's obligations, covenants, conditions and agreements under this Sublease. Provided that Sub-Subtenant has not at any time been in default of any monetary obligations under this Sub-Sublease, within approximately thirty (30) days after the later of (a) the expiration or earlier termination of the Term of this Sub-Sublease, or (b) Sub-Subtenant's vacating the Sub-Subleased Premises, Sub-Sublessor shall return the security deposit to Sub-Subtenant, less such portion thereof as Sub-Sublessor shall have appropriated to satisfy any default under this Sub-Sublease by Sub-Subtenant. If there shall be any default under this Sub-Sublease by Sub-Subtenant, then Sub-Sublessor shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Rent, additional rent or any other sum as to which Sub-Subtenant is in default, or (b) amount Sub-Sublessor may spend or become obligated to spend, or for the compensation of Sub-Sublessor for any losses incurred, by reason of Sub-Subtenant's default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Sub-Subleased Premises. If any portion of the security deposit is so used or applied, then within three (3) business days after receipt of written notice to Sub-Subtenant of such use or application, Sub-Subtenant shall deposit with Sub-Sublessor cash in an amount sufficient to restore the security deposit to its original amount, and Sub-Subtenant's failure to do so shall constitute a default under this Sub-Sublease. Sub-Sublessor shall not be required to pay or forward to Sub-Subtenant any interest accrued with respect to the security deposit and any interest earned thereon shall be retained by Sub-Sublessor.

            21. ERISA Representations. Sub-Subtenant agrees to be bound by the representations, warranties and covenants set forth in paragraph 41 of the Master Lease.

            22. Quiet Enjoyment. Sub-Sublessor represents and warrants that it has full right and authority to enter into this Sub-Sublease and that Sub-Subtenant, while paying Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Sub-Subleased Premises for the Term without hindrance or molestation from Sub-Sublessor or parties claiming under or through Sub-Sublessor, subject to the terms and provisions of this Sub-Sublease.

            23. Assignment and Subletting. Sub-Subtenant shall not assign, pledge or otherwise encumber this Sub-Sublease, nor shall Sub-Subtenant Sublease all or any portion of the Sub-Subleased Premises.

            24. General Provisions.
                ------------------

               (a) The waiver by Sub-Sublessor of a breach of any covenant, obligation or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of any covenant, obligation or condition of this Sub-Sublease.

               (b) This Sub-Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               (c) This Sub-Sublease constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by the parties hereto.

               (d) If any provision of this Sub-Sublease is declared invalid or unenforceable, the remainder of the Sub-Sublease shall continue in full force and effect.

               (e) All notices required or permitted to be given to Sub-Subtenant hereunder shall be hand-delivered or mailed by certified mail, return receipt requested to:

                   Universal Trading Technologies Corporation
                   c/o The Ashton Technology Group, Inc.
                   11 Penn Center, Suite 420
                   1835 Market Street
                   Philadelphia, PA 19103
                   Attention: Jennifer L. Andrews
                   Chief Financial Officer
or to such other individual at such address as Sub-Sublessor shall from time to time designate in writing.

         All notices required or permitted to be given to Sub-Sublessor hereunder shall be hand delivered, or mailed by certified mail, return receipt requested to:

                  Philadelphia Stock Exchange, Inc.
                  1900 Market Street
                  Philadelphia, PA 19103
                  Attention: Vice President - Administration

                  with a copy to:

                  Philadelphia Stock Exchange, Inc.
                  1900 Market Street
                  Philadelphia, PA 19103
                  Attention: General Counsel

         or to such other individual at such address as Subtenant shall from time to time designate in writing.

               (f) Paragraph headings are used herein solely for reference purposes and are not to be construed as part of this Sublease.

               (g) This Sub-Sublease may be executed in counterpart copies, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

               (h) Time is of the essence under this Sub-Sublease.

               (i) Sub-Sublessor and Sub-Subtenant each hereby waives trial by jury in any action, proceeding or counterclaim brought by either party against the other in connection with any matter arising out of or connected with the Sub-Sublease, Sub-Subtenant's use or occupancy of the Sub-Subleased Premises and/or any claim of injury or damage.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

SUB-SUBLESSOR:

PHILADELPHIA STOCK EXCHANGE, INC.

By:  /s/ William G. Will
     -----------------------
Name:  William G. Will
       ----------------------
Title: Vice Presiden
       ---------------------

THE UNDERSIGNED SUB-SUBTENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSIONS OF JUDGEMENT CONTAINED IN THE FOREGOING SUB-SUBLEASE , AND KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY ENTERS INTO THIS SUB-SUBLEASE FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS BY VIRTUE OF SUCH CONFESSIONS OF JUDGMENT.

SUB-SUBTENANT:

UNIVERSAL TRADING TECHNOLOGIES CORPORATION

By:  /s/ Jennifer L. Andrews
     -----------------------
Name:  Jennifer l. Andrews
       -------------------
Title: Chief financial Officer
       -----------------------


This Sub-Sublease consented to this 14th day of March, 2002:

FNMA:

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By:  /s/ Sherri E. Reich for
     -----------------------
Name:  Zach Oppenheimer
       ----------------
Title: Vice President
       ---------------

                                    EXHIBIT A

                             SUB-SUBLEASED PREMISES

                                    EXHIBIT B

                            LIST OF PERSONAL PROPERTY

                                    EXHIBIT C

                                  BILL OF SALE

         This Bill of Sale is executed and delivered as of the 14th day of March, 2002 by Universal Trading Technologies Corporation, a Delaware corporation ("Seller") to Philadelphia Stock Exchange, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller all those items of personal property described in Exhibit A, attached hereto and incorporated herein by this reference (the "Personal Property");

         NOW, THEREFORE, for and in consideration of the sum of Fifty Thousand and No/100 Dollars ($50,000.00) to consist of (i) Twenty Thousand and No/100 Dollars ($20,000) in cash to be paid upon execution of Sub-Sublease (the "Sub-Sublease") between Seller, as Sub-Subtenant, and Purchaser, as Sub-Sublessor, for premises located at 1900 Market Street, Philadelphia, PA, and
(ii) Thirty Thousand and No/100 Dollars ($30,000) as a credit to be received by Seller , as Sub-Subtenant, for future rent and expenses as set forth in the Sub-Sublease therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby agrees as follows:

         1. Sale and Conveyance. Seller hereby sells, transfers and conveys the Personal Property unto Purchaser, its successors and assigns.

         2. Representations and Warranties.
            -------------------------------

         A. Seller represents and warrants (i) all of the Personal Property is free and clear of financing statements, chattel mortgages, security agreements, title retention agreements, liens or other encumbrances and (ii) Seller has the right, power and authority to sell the Personal Property to Purchaser without obtaining the consent of any third party whose consent has not been obtained and written evidence thereof furnished to Purchaser. Seller, for itself, its successors and assigns, does hereby warrant and will forever defend title to the Personal Property unto Purchaser, its successors and assigns against the lawful claims of all persons, claiming by, through or under Seller.

         B. SELLER REPRESENTS THAT THE PERSONAL PROPERTY HEREIN IS SOLD, TRANSFERRED AND CONVEYED "AS IS", AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 2.A. ABOVE, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         3. Governing Law. This Bill of Sale shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         4. Binding Effect. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed as of the day and year first above written.

                                            UNIVERSAL TRADING
                                            TECHNOLOGIES CORPORATION

                                            By:  /s/  Jennifer L. Andrews
                                                 -------------------------
                                            Name: Jennifer L. Andrews
                                                  ------------------------
                                            Title: Chief Financial Officer
                                                   -----------------------






                                       C-2